163283v1 Exhibit 8.1 List of Subsidiaries of Super Group (SGHC) Limited Name Jurisdiction 15 Marketing Limited United Kingdom Akova Holdings Limited Canada Alphamedia Limited Malta Aventura Holdings Limited United Kingdom Bayton (Alderney) Limited Alderney Bayton Limited Malta Baytree (Alderney) Limited Alderney Baytree Interactive Limited Guernsey Baytree Interactive Mexico S.A. De C.V Mexico Betbox Limited Malta Betway Alderney Limited Alderney Betway Group Limited Guernsey Betway Group Limited Scursal Argentina Argentina Betway Limited Malta Betway Mexico S.A. DE C.V Mexico Betway Spain SA Spain BG Marketing Services Limited United Kingdom Breakpoint Marketing Limited Guernsey Buffalo Partners Limited Gibraltar BW Services GmbH Germany BWAY Aus Pty Limited Australia Cadgroup Limited Guernsey Cadtree Limited Alderney Cadway Limited Alderney City Views Limited Guernsey Delman Holdings Limited Canada Delta Bay Proprietary Limited Botswana DGC UK Holdings Limited United Kingdom DGC US Holdings Inc. USA Diamond Bay Limited Rwanda Digi Bay Limited Nigeria Digi2Pay Investments (Pty) Ltd South Africa Digimedia Limited Malta DigiProc Consolidated Limited Guernsey Digiprocessing (IOM) Limited Isle of Man Digiprocessing (Pty) Ltd South Africa Digiprocessing Consolidated Limited British Virgin Islands Digiprocessing Limited Gibraltar Digital Gaming Corporation Limited United Kingdom Digital Gaming Corporation South Africa (Pty) Ltd South Africa Digital Gaming Corporation USA USA

163283v1 Digital Outsource International Limited United Kingdom Digital Outsource Services (Pty) Ltd South Africa Diversity Tech Investments (Pty) Ltd South Africa DOS Digital Outsource Services unipessoal LDA Portugal Eastern Dawn Sports (Pty) Ltd South Africa Emerald Bay Limited Zambia Fengari Holdings Limited Guernsey Funplay Limited Malta Gazelle Management Holdings Limited Guernsey GM Gaming - Sucursal EM Portugal Portugal GM Gaming Colombia S.A.S Columbia GM Gaming Limited Malta GM Gaming (Alderney) Limited Alderney GMBS Limited Malta Golden Bay Limited Malawi Haber Investments Limited Guernsey Headsquare (Pty) Ltd South Africa Hennburn Holdings Limited Canada Huron Inc. Canada IPCO Tree Inc. Canada IPCO Way Inc. Canada Jogos Sociais E Entretenimento, SA Mozambique Jumpman Gaming Limited Alderney Jumpman Gaming Spain plc Malta Kavachi Holdings Limited Guernsey Marler Holdings Limited Guernsey Marzen Limited United Kingdom Media Bay Limited Tanzania Merryvale Limited Guernsey Osiris Trading (Pty) Ltd South Africa Partner Media Limited Gibraltar Pindus Holdings Limited Guernsey Raging River Trading (Pty) Ltd South Africa Raichu Investments (Pty) Ltd South Africa Red Interactive Limited United Kingdom Rosebay Gaming SARL Cameroon Ruby Bay (Pty) Ltd South Africa Seabrook Limited Gibraltar Selborne Limited Gibraltar Sevenvale Limited Guernsey SG Media Limited Guernsey SG Ventures Limited Guernsey SGHC Limited Guernsey SGHC SA (Pty) Ltd South Africa SGHC South Africa Holdings (Pty) Ltd South Africa SGHC UK Limited United Kingdom

163283v1 SGHC USA Inc. USA Smart Business Solutions SA Paraguay SportCC ApS Denmark Sports Betting Group Ghana Ltd Ghana Sports Entertainment Acquisition Corp. (SEAC) USA SportScore ApS Denmark Stanworth Development Limited Guernsey Summit Bay (Pty) Ltd South Africa SuperGroup Tech Limited Guernsey Tailby Limited Guernsey The Rangers Limited Uganda The Six Gaming Limited Alderney Topcroyde Limited Cyprus Verno Holdings Limited Guernsey Waterview Close Properties (Pty) Ltd South Africa Webhost Limited Guernsey Win Technologies (UK) Limited United Kingdom Win Technologies Spain Operations S.L.U. Spain Wingate Trade (Pty) Ltd South Africa Yakira Limited Guernsey Zuzka Limited British Virgin Islands